NB Bancorp, Inc. Reports Fourth Quarter 2024 Financial Results and Announces Commencement of Share Repurchase Plan

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, January 22, 2025 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank (the “Bank”), today announced its fourth quarter 2024 financial results. The Company reported net income of $15.6 million, or $0.40 per diluted share, compared to net income of $8.4 million, or $0.21 per diluted share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $13.3 million, or $0.34 per diluted share, compared to operating net income of $13.1 million, or $0.33 per diluted share for the prior quarter.

“We completed our first full year as a public company with a strong financial performance. Results for the fourth quarter include operating net income of $0.34 per share for the quarter and another quarter where our deposit growth outpaced loan growth, which were both impressive, at 3.3% and 2.0%, respectively. Tangible book value ended the year at $17.89, as we are happy to announce the commencement of our first share repurchase program, whereby we plan to prudently manage our capital levels as we head into 2025 with continued growth opportunities,” commented Joseph Campanelli, Chairman, President and Chief Executive Officer. “Our first year as a public company was successful in many facets and we look forward to continued growth and success as we begin our second year of continuing to create shareholder value,” Campanelli continued.

The Company announced today that it has adopted a stock repurchase program for up to 2,135,286 shares of the Company’s common stock, which equals approximately 5.0% of the shares currently outstanding. This is the Company’s first stock repurchase program since completing its mutual-to-stock conversion and related stock offering in December 2023.

SELECTED FINANCIAL HIGHLIGHTS FOR THE FOURTH QUARTER OF 2024

●	Net income of $15.6 million, or $0.40 per diluted share, compared to net income of $8.4 million, or $0.21 per diluted share, for the prior quarter. Operating net income, excluding one-time charges, amounted to $13.3 million, or $0.34 per diluted share, compared to operating net income of $13.1 million, or $0.33 per diluted share for the prior quarter. One-time charges during the current quarter include:
o	Tax benefit related to an adjustment to a basis write-down of solar income tax credits of $2.5 million, partially offset by;
o	Tax expense and a modified endowment contract penalty related to the surrender of bank-owned life insurance (“BOLI”) policies of $153 thousand.
●	Net interest margin expanded one basis point to 3.52% during the current quarter from 3.51% in the prior quarter.
●	Gross loans increased $84.1 million, or 2.0%, to $4.33 billion, from $4.25 billion the prior quarter.

●	Total deposits increased $135.0 million, or 3.3%, from the prior quarter. Core deposits, which the Company considers to be all non-brokered deposits, increased $154.9 million, or 4.2%, for the current quarter, offset partially by a decrease in brokered deposits of $19.9 million or 6.0% from the prior quarter.
●	Book value per share and tangible book value per share were $17.92 and $17.89, respectively, which increased from $17.50 and $17.48, respectively in the prior quarter. The increase in tangible book value per share was due to net income for the current quarter of $15.6 million and reversal of prior year deferred tax liabilities related to the adoption of the proportional amortization method (“PAM”) on solar income tax credits of $2.3 million.

BALANCE SHEET

Total assets amounted to $5.16 billion as of December 31, 2024, representing an increase of $155.3 million, or 3.1%, from September 30, 2024.

●	Cash and cash equivalents increased $46.8 million, or 14.8%, to $363.9 million from $317.0 million in the prior quarter, as a result of deposit growth outpacing loan growth.
●	Net loans increased to $4.29 billion, representing an increase of $82.9 million, or 2.0%, from the prior quarter as demand for new originations continued. The current quarter growth was primarily seen in commercial real estate loans, which increased $143.9 million, or 9.3%, residential real estate loans, which increased $20.9 million or 1.7%, and consumer loans, which increased $10.1 million, or 4.3%, offset partially by a decrease in construction and land development loans of $83.1 million, or 12.5%, and a decrease in commercial and industrial loans of $7.1 million, or 1.3%.
●	Prepaid expenses and other assets decreased $14.9 million, or 20.0%, to $59.5 million from $74.4 million, primarily from a decrease in income tax receivables of $14.9 million, as a result of the year-end true-up for deferred tax assets.
●	Deferred income tax assets increased $12.8 million, or 73.5%, to $30.3 million from $17.5 million, as a result of the deferred tax assets from year-end true-up of solar tax credit carryforwards.
●	Deposits totaled $4.18 billion, representing an increase of $135.0 million, or 3.3%, from the prior quarter. The increase in deposits was the result of growth in customer deposits, primarily money market accounts, which increased $91.9 million, or 8.9%, non-interest-bearing demand deposits, which increased $62.6 million, or 11.2% and NOW accounts which increased $22.9 million, or 6.9%. The above increases were partially offset by certificates of deposit, which decreased $20.1 million, or 1.2%, from the prior quarter, along with brokered deposits, which decreased $20.1 million, or 6.1%, from the prior quarter.
●	FHLB borrowings increased to $120.8 million from $116.3 million, a $4.5 million, or 3.9%, increase during the current quarter as a result of the need to fund loan growth and maintain adequate cash levels.
●	Shareholders’ equity was $765.2 million, representing an increase of $17.7 million, or 2.4%, from the prior quarter, primarily as a result of $15.6 million of net income and a $2.3 million reversal of prior year deferred tax liabilities related to the adoption of PAM on solar income tax credits. Shareholders’ equity to total assets and tangible shareholders’ equity to tangible assets were both 14.8% at the end of the quarter.

NET INTEREST INCOME

Net interest income was $42.5 million for the quarter ended December 31, 2024, compared to $41.3 million for the prior quarter, representing an increase of $1.2 million, or 2.9%.

●	The increase in interest income during the quarter ended December 31, 2024 was primarily attributable to increases in the average balance of loans, which contributed $1.5 million, increases in the average rate on other investments, which contributed $354 thousand and increases in the average balances of securities, which contributed $249 thousand. These increases were partially offset by decreases in the average rate on loans, which reduced interest income by $993 thousand during the quarter ended December 31, 2024.
●	Interest expense remained unchanged for the quarter ended December 31, 2024 from the prior quarter.

NONINTEREST INCOME

Noninterest income was $3.8 million for the quarter ended December 31, 2024, compared to $1.3 million for the prior quarter, representing an increase of $2.5 million, or 198.9%.

●	Net loss on sale of available-for-sale securities decreased $1.9 million, or 100.0%, to $0 during the quarter with no security sales during the current quarter compared to the loss trades executed to restructure the securities portfolio for higher yields and lower risk during the prior quarter.
●	BOLI income was $1.0 million, compared to $414 thousand in the prior quarter, representing an increase of $635 thousand, or 153.4%, due to the BOLI restructure to higher rates in the prior quarter and carrying $50.0 million in additional BOLI policies while the older policies are in the process of being surrendered.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended December 31, 2024 was $25.6 million, representing an increase of $1.0 million, or 4.2%, from the prior quarter.

●	General and administrative expenses increased $1.6 million, or 1,432.2%, for the quarter ended December 31, 2024, primarily as a result of the adoption of Financial Accounting Standards Board Accounting Standards Update (“ASU”) 2023-02 under the proportional amortization method (“PAM”), which reclassified amounts recognized in the first and second quarters of 2024 related to the amortization of solar tax credit investments from general and administration expenses to income tax expense during the prior quarter.
●	Director and professional service fees increased $433 thousand during the quarter ended December 31, 2024, primarily as a result of increased consulting fees of $232 thousand, increased legal expenses of $130 thousand, and increased professional services of $79 thousand.
●	Data processing expenses increased $252 thousand during the quarter ended December 31, 2024, primarily a result of increased IT infrastructure costs of $104 thousand and increased electronic banking and deposit service expenses of $120 thousand.
●	FDIC and state assessments increased $229 thousand during the quarter ended December 31, 2024, primarily a result of increased FDIC assessment rates.
●	Salaries and employee benefits were $15.7 million for the quarter ended December 31, 2024, representing a decrease of $1.5 million, or 8.5%, from the prior quarter, primarily driven by a decrease in incentive compensation expenses as the Company trued-up its bonus and other compensation amounts for year-end; partially offset by increased employee compensation of $179 thousand from the prior quarter.

INCOME TAXES

Income tax expense for the quarter ended December 31, 2024 was $3.7 million, representing a $3.3 million, or 47.6%, decrease from the prior quarter. The decrease was primarily driven by the reversal of a deferred tax liability related to the adoption of PAM under ASU 2023-02. The effective tax rate for the current quarter was 19.0%, compared to 45.5% in the prior quarter. The primary driver of the decrease in the effective tax rate was the income tax benefit for reversal of a deferred tax liability related to the adoption of PAM, which resulted in $2.5 million of income tax benefit. Excluding this item, the effective tax rate (non-GAAP) would have been 32.0%.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans increased $143.9 million, or 9.3%, to $1.70 billion, during the quarter ended December 31, 2024.

●	Cannabis facility commercial real estate loans increased $8.8 million, or 2.8%, during the quarter ended December 31, 2024. The Company’s cannabis facility commercial real estate portfolio is secured entirely by the underlying commercial real estate of the borrower operation. The vast majority of the loan portfolio balances have a loan-to-value ratio of 65% or lower, with appraisal reports taking a blended approach (using both cannabis and non-cannabis use comparable real estate sales, which we believe are generally more conservative).

●	The cannabis facility portfolio has geographic dispersion, with lower dollar exposure loans remaining local and larger dollar exposure loans generally tied to multi-state operators with a more national footprint. All cannabis facility loan relationships were pass-rated and current at the end of the current quarter.
●	The Company’s $333.0 million multi-family real estate loan portfolio consists of high-quality, performing loans primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans.
●	The Company’s $182.8 million office portfolio consists principally of suburban Class A and B office space used as medical and traditional offices. The portfolio does not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses (“ACL”) amounted to $38.7 million as of December 31, 2024, or 0.89% of total gross loans, compared to $37.6 million, or 0.89% of total loans at September 30, 2024. The Company recorded provisions for credit losses of $1.4 million during the quarter ended December 31, 2024, compared to $2.6 million for the prior quarter, which included a provision of $1.6 million for loans and a release of $214 thousand for unfunded commitments in the current quarter.
●	Non-performing loans totaled $13.9 million as of December 31, 2024, a decrease of $2.2 million, or 13.5%, from $16.0 million at the end of the prior quarter. The decrease was primarily due to the reduction in one-to-four family residential loans on non-accrual of $2.1 million during the quarter ended December 31, 2024.
●	During the quarter ended December 31, 2024, the Company recorded total net charge-offs of $479 thousand, or 0.04% of average total loans on an annualized basis, compared to $5.2 million, or 0.50% of average total loans on an annualized basis, in the prior quarter. The decrease in net charge-offs during the quarter ended December 31, 2024 was due to a $4.0 million charge-off of one commercial real estate office participation loan during the prior quarter and a $462 thousand decrease in purchased consumer loan charge-offs, along with a $308 thousand increase in recoveries during the quarter.
●	The Company’s loan portfolio consists primarily of commercial real estate and multi-family loans, one-to-four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

SHARE REPURCHASE PLAN

The Company announced today that it has adopted a share repurchase program for up to 2,135,286 shares of common stock, which equals approximately 5.0% of the shares currently issued and outstanding.

●	Shares may be repurchased in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission (“SEC”).
●	Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of shares, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases may be subject to the limitations set forth in Rule 10b-18 of the SEC and other applicable legal requirements.
●	The timing and amount of share repurchases under the share repurchase plan may be suspended, terminated or modified by the Company at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.

The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC and DIF.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including operating net income, operating noninterest expense, operating noninterest income, operating earnings per share, basic, operating earnings per share, diluted, operating return on average assets, operating return on average shareholders’ equity, operating efficiency ratio, tangible shareholders’ equity, tangible assets, tangible book value per share, and efficiency ratio. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31, 2024	September 30, 2024	December 31, 2023

Earnings data
Net interest income	$42,521	$41,324	$35,278
Noninterest income	3,781	1,265	3,252
Total revenue	46,302	42,589	38,530
Provision for credit losses	1,404	2,623	5,901
Noninterest expense	25,623	24,586	52,788
Pre-tax income (loss)	19,275	15,380	(20,159)
Net income (loss)	15,611	8,383	(13,617)
Operating net income (non-GAAP)	13,261	13,116	10,880
Operating noninterest expense (non-GAAP)	25,623	25,499	23,875

Per share data
Earnings (loss) per share, basic	$0.40	$0.21	$(0.32)
Earnings (loss) per share, diluted	0.40	0.21	(0.32)
Operating earnings per share, basic (non-GAAP)	0.34	0.33	0.26
Operating earnings per share, diluted (non-GAAP)	0.34	0.33	0.26
Book value per share	17.92	17.50	17.75
Tangible book value per share (non-GAAP)	17.89	17.48	17.72

Profitability
Return (loss) on average assets	1.23%	0.68%	(1.25)%
Operating return on average assets (non-GAAP)	1.04%	1.07%	1.00%
Return (loss) on average shareholders' equity	8.22%	4.42%	(13.75)%
Operating return on average shareholders' equity (non-GAAP)	6.98%	6.91%	10.99%
Net interest margin	3.52%	3.51%	3.40%
Cost of deposits	3.24%	3.37%	2.84%
Efficiency ratio	55.34%	57.73%	137.00%
Operating efficiency ratio (non-GAAP)	55.34%	57.36%	61.96%

Balance sheet, end of period
Total assets	$5,157,737	$5,002,394	$4,533,391
Total loans	4,333,152	4,249,074	3,889,279
Total deposits	4,177,652	4,042,654	3,387,327
Total shareholders' equity	765,167	747,449	757,959

Asset quality
Allowance for credit losses (ACL)	$38,744	$37,605	$32,222
ACL / Total non-performing loans (NPLs)	279.6%	234.9%	298.4%
Total NPLs / Total loans	0.32%	0.38%	0.28%
Net charge-offs (annualized) / Average total loans	(0.04)%	(0.50)%	(0.14)%

Capital ratios
Shareholders' equity / Total assets	14.84%	14.94%	16.72%
Tangible shareholders' equity / tangible assets (non-GAAP)	14.82%	14.92%	16.70%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			December 31, 2024 change from
	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024		December 31, 2023
Assets
Cash and due from banks	$211,166	$148,187	$90,485	$62,979	42.5%	$120,681	133.4%
Federal funds sold	152,689	168,862	182,106	(16,173)	(9.6)%	(29,417)	(16.2)%
Total cash and cash equivalents	363,855	317,049	272,591	46,806	14.8%	91,264	33.5%

Available-for-sale securities, at fair value	228,205	202,541	189,465	25,664	12.7%	38,740	20.4%

Loans receivable, net of deferred fees	4,333,152	4,249,074	3,889,279	84,078	2.0%	443,873	11.4%
Allowance for credit losses	(38,744)	(37,605)	(32,222)	(1,139)	3.0%	(6,522)	20.2%
Net loans	4,294,408	4,211,469	3,857,057	82,939	2.0%	437,351	11.3%

Accrued interest receivable	19,685	18,671	17,284	1,014	5.4%	2,401	13.9%
Banking premises and equipment, net	34,654	34,802	35,531	(148)	(0.4)%	(877)	(2.5)%
Non-public investments	24,364	24,271	38,733	93	0.4%	(14,369)	(37.1)%
Bank-owned life insurance ("BOLI")	102,785	101,736	50,516	1,049	1.0%	52,269	103.5%
Prepaid expenses and other assets	59,482	74,387	53,088	(14,905)	(20.0)%	6,394	12.0%
Deferred income tax asset	30,299	17,468	19,126	12,831	73.5%	11,173	58.4%
Total assets	$5,157,737	$5,002,394	$4,533,391	$155,343	3.1%	$624,346	13.8%

Liabilities and shareholders' equity
Deposits
Core Deposits	$3,867,846	$3,712,904	$3,203,755	$154,942	4.2%	$664,091	20.7%
Brokered Deposits	309,806	329,750	183,572	(19,944)	(6.0)%	126,234	68.8%
Total Deposits	4,177,652	4,042,654	3,387,327	134,998	3.3%	790,325	23.3%
Mortgagors' escrow accounts	4,549	4,401	4,229	148	3.4%	320	7.6%
FHLB borrowings	120,835	116,335	283,338	4,500	3.9%	(162,503)	(57.4)%
Accrued expenses and other liabilities	65,708	68,290	81,046	(2,582)	(3.8)%	(15,338)	(18.9)%
Accrued retirement liabilities	23,826	23,265	19,492	561	2.4%	4,334	22.2%
Total liabilities	4,392,570	4,254,945	3,775,432	137,625	3.2%	617,138	16.3%

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 42,705,729
issued and outstanding at December 31 and September 30, 2024 and December 31, 2023, respectively	427	427	427	-	0.0%	-	0.0%
Additional paid-in capital	417,247	417,013	417,030	234	0.1%	217	0.1%
Unallocated common shares held by the Employee Stock Ownership Plan ("ESOP")	(44,813)	(45,407)	(13,774)	594	(1.3)%	(31,039)	225.3%
Retained earnings	400,473	382,560	366,173	17,913	4.7%	34,300	9.4%
Accumulated other comprehensive loss	(8,167)	(7,144)	(11,897)	(1,023)	14.3%	3,730	(31.4)%
Total shareholders' equity	765,167	747,449	757,959	17,718	2.4%	7,208	1.0%

Total liabilities and shareholders' equity	$5,157,737	$5,002,394	$4,533,391	$155,343	3.1%	$624,346	13.8%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended			Three Months Ended December 31, 2024 Change From Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024		December 31, 2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$70,977	$70,518	$61,696	$459	0.7%	$9,281	15.0%
Interest on investment securities	2,116	1,768	1,161	348	19.7%	955	82.3%
Interest and dividends on cash equivalents and other	4,107	3,717	1,445	390	10.5%	2,662	184.2%
Total interest and dividend income	77,200	76,003	64,302	1,197	1.6%	12,898	20.1%

INTEREST EXPENSE
Interest on deposits	33,514	33,612	25,845	(98)	(0.3)%	7,669	29.7%
Interest on borrowings	1,165	1,067	3,179	98	9.2%	(2,014)	(63.4)%
Total interest expense	34,679	34,679	29,024	-	0.0%	5,655	19.5%

NET INTEREST INCOME	42,521	41,324	35,278	1,197	2.9%	7,243	20.5%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	1,618	4,997	1,662	(3,379)	(67.6)%	(44)	(2.6)%
(Release of) provision for credit losses - unfunded commitments	(214)	(2,374)	4,239	2,160	(91.0)%	(4,453)	(105.0)%
Total provision for credit losses	1,404	2,623	5,901	(1,219)	(46.5)%	(4,497)	(76.2)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	41,117	38,701	29,377	2,416	6.2%	11,740	40.0%

NONINTEREST INCOME
Customer service fees	2,068	1,963	2,633	105	5.3%	(565)	(21.5)%
Increase in cash surrender value of BOLI	1,049	414	394	635	153.4%	655	166.2%
Mortgage banking income	118	367	112	(249)	(67.8)%	6	5.4%
Swap contract income	531	375	95	156	41.6%	436	458.9%
Loss on sale of available-for-sale securities, net	-	(1,868)	-	1,868	100.0%	-	0.0%
Other income	15	14	18	1	7.1%	(3)	(16.7)%
Total noninterest income	3,781	1,265	3,252	2,516	198.9%	529	16.3%

NONINTEREST EXPENSE
Salaries and employee benefits	15,747	17,202	24,311	(1,455)	(8.5)%	(8,564)	(35.2)%
Director and professional service fees	2,428	1,995	1,247	433	21.7%	1,181	94.7%
Occupancy and equipment expenses	1,388	1,394	1,266	(6)	(0.4)%	122	9.6%
Data processing expenses	2,478	2,226	2,044	252	11.3%	434	21.2%
Marketing and charitable contribution expenses	779	842	20,110	(63)	(7.5)%	(19,331)	(96.1)%
FDIC and state insurance assessments	1,041	812	1,863	229	28.2%	(822)	(44.1)%
General and administrative expenses	1,762	115	1,947	1,647	1432.2%	(185)	(9.5)%
Total noninterest expense	25,623	24,586	52,788	1,037	4.2%	(27,165)	(51.5)%

INCOME (LOSS) BEFORE TAXES	19,275	15,380	(20,159)	3,895	25.3%	39,434	195.6%

INCOME TAX EXPENSE (BENEFITS)	3,664	6,997	(6,542)	(3,333)	(47.6)%	10,206	156.0%

NET INCOME (LOSS)	$15,611	$8,383	$(13,617)	$7,228	86.2%	$29,228	214.6%

Weighted average common shares outstanding, basic	39,291,088	39,289,271	42,018,229	1,817	0.0%	(2,727,141)	(6.5)%
Weighted average common shares outstanding, diluted	39,291,088	39,289,271	42,018,229	1,817	0.0%	(2,727,141)	(6.5)%
Earnings (loss) per share, basic	$0.40	$0.21	$(0.32)	$0.18	86.2%	$0.72	222.6%
Earnings (loss) per share, diluted	$0.40	$0.21	$(0.32)	$0.18	86.2%	$0.72	222.6%

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)
Interest-earning assets:
Loans	$4,278,952	$70,977	6.60%	$4,188,504	$70,518	6.70%	$3,784,363	$61,696	6.47%
Securities	215,268	2,116	3.91%	204,273	1,768	3.44%	194,024	1,161	2.37%
Other investments (5)	27,217	586	8.57%	26,239	223	3.38%	30,268	430	5.64%
Short-term investments (5)	283,540	3,521	4.94%	264,394	3,494	5.26%	111,067	1,015	3.63%
Total interest-earning assets	4,804,977	77,200	6.39%	4,683,410	76,003	6.46%	4,119,722	64,302	6.19%
Non-interest-earning assets	285,715			245,138			236,755
Allowance for credit losses	(38,231)			(38,495)			(32,638)
Total assets	$5,052,461			$4,890,053			$4,323,839

Interest-bearing liabilities:
Savings accounts	$121,709	14	0.05%	$112,632	15	0.05%	$135,629	17	0.05%
NOW accounts	326,379	283	0.34%	327,484	180	0.22%	330,830	204	0.24%
Money market accounts	951,916	9,203	3.85%	876,933	8,943	4.06%	829,353	6,869	3.29%
Certificates of deposit and individual retirement accounts	1,990,735	24,014	4.80%	1,940,992	24,474	5.02%	1,580,491	18,755	4.71%
Total interest-bearing deposits	3,390,739	33,514	3.93%	3,258,041	33,612	4.10%	2,876,303	25,845	3.56%
FHLB advances	95,873	1,165	4.83%	85,156	1,067	4.98%	220,475	3,179	5.72%
Total interest-bearing liabilities	3,486,612	34,679	3.96%	3,343,197	34,679	4.13%	3,096,778	29,024	3.72%
Non-interest-bearing deposits	725,377			713,566			729,928
Other non-interest-bearing liabilities	84,964			78,681			104,211
Total liabilities	4,296,953			4,135,444			3,930,917
Shareholders' equity	755,508			754,609			392,922
Total liabilities and shareholders' equity	$5,052,461			$4,890,053			$4,323,839
Net interest income		$42,521			$41,324			$35,278
Net interest rate spread (1)			2.43%			2.33%			2.47%
Net interest-earning assets (2)	$1,318,365			$1,340,213			$1,022,944
Net interest margin (3)			3.52%			3.51%			3.40%

Average interest-earning assets to interest-bearing liabilities	137.81%			140.09%			133.03%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Annualized

(5) Other investments are comprised of FRB stock, FHLB stock and swap collateral accounts. Short-term investments are comprised of cash and cash equivalents.

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	December 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$333,047	$333,047	20%
Cannabis Facility	310,773	15,257	326,030	19%
Industrial	123,191	74,057	197,248	12%
Office	31,075	151,729	182,804	11%
Hospitality	—	164,520	164,520	10%
Special Purpose	77,730	54,355	132,085	8%
Retail	46,126	91,471	137,597	8%
Mixed-Use	9,023	103,748	112,771	6%
Other	41,490	68,849	110,339	6%
Total commercial real estate	$639,408	$1,057,033	$1,696,441	100%

	September 30, 2024				Change From Three Months Ended December 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$272,561	$272,561	18%	$—	$60,486	$60,486	22%
Cannabis Facility	301,931	15,334	317,265	20%	8,842	(77)	8,765	3%
Industrial	110,091	53,185	163,276	10%	13,100	20,872	33,972	21%
Office	30,884	177,614	208,498	13%	191	(25,885)	(25,694)	(12)%
Hospitality	55	157,027	157,082	10%	(55)	7,493	7,438	5%
Special Purpose	80,575	54,432	135,007	9%	(2,845)	(77)	(2,922)	(2)%
Retail	27,466	91,412	118,878	8%	18,660	59	18,719	16%
Mixed-Use	8,509	63,292	71,801	5%	514	40,456	40,970	57%
Other	41,577	66,570	108,147	7%	(87)	2,279	2,192	2%
Total commercial real estate	$601,088	$951,427	$1,552,515	100%	$38,320	$105,606	$143,926	9%

	December 31, 2023				Change From Three Months Ended December 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Multi-Family	$—	$209,982	$209,982	15%	$—	$123,065	$123,065	59%
Cannabis Facility	242,713	15,553	258,266	19%	68,060	(296)	67,764	26%
Industrial	108,494	2,966	111,460	8%	14,697	71,091	85,788	77%
Office	27,741	159,241	186,982	14%	3,334	(7,512)	(4,178)	(2)%
Hospitality	35	148,278	148,313	11%	(35)	16,242	16,207	11%
Special Purpose	79,676	54,126	133,802	10%	(1,946)	229	(1,717)	(1)%
Retail	27,709	103,996	131,705	9%	18,417	(12,525)	5,892	4%
Mixed-Use	8,765	62,563	71,328	5%	258	41,185	41,443	58%
Other	28,524	99,479	128,003	9%	12,966	(30,630)	(17,664)	(14)%
Total commercial real estate	$523,657	$856,184	$1,379,841	100%	$115,751	$200,849	$316,600	23%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023

Net income (GAAP)	$15,611	$8,383	$(13,617)

Add (Subtract):
Adjustments to net income:
Losses on sales of securities available for sale, net	-	1,868	-
Income tax expense (benefit) on solar tax credit investment basis reduction	(2,503)	2,503	-
BOLI surrender tax and modified endowment contract penalty	153	1,552	-
Adjustment for adoption of ASU 2023-02	-	(913)	-
Needham Bank Charitable Foundation contribution resulting from IPO	-	-	19,082
One-time conversion and IPO-related compensation expense	-	-	7,931
Defined benefit pension termination expense	-	-	1,900
Permanent tax differences resulting from public company tax laws (1)	-	-	3,680
Total adjustments to net income	$(2,350)	$5,010	$32,593
Less net tax benefit (expense) associated with non-GAAP adjustments	-	277	8,096
Non-GAAP adjustments, net of tax	(2,350)	4,733	24,497
Operating net income (non-GAAP)	$13,261	$13,116	$10,880
Weighted average common shares outstanding, basic	39,291,088	39,289,271	42,018,229
Weighted average common shares outstanding, diluted	39,291,088	39,289,271	42,018,229
Operating earnings per share, basic (non-GAAP)	$0.34	$0.33	$0.26
Operating earnings per share, diluted (non-GAAP)	$0.34	$0.33	$0.26

(1) These amounts are reflected in income tax expense and reflect amounts related to 2023 compensation and a writedown for future LTIP vesting amounts that are not expected to be deductible on a tax return. These amounts are not included in the calculation of the tax impact on the non-GAAP adjustments.

Noninterest expense (GAAP)	$25,623	$24,586	$52,788

Subtract (Add):
Noninterest expense components:
Adjustment for adoption of ASU 2023-02	-	(913)	-
Needham Bank Charitable Foundation contribution resulting from IPO	-	-	19,082
One-time conversion and IPO-related compensation expense	-	-	7,931
Defined benefit pension termination expense	-	-	1,900
Total impact of non-GAAP noninterest expense adjustments	$-	$(913)	$28,913
Noninterest expense on an operating basis (non-GAAP)	$25,623	$25,499	$23,875

Noninterest income (GAAP)	$3,781	$1,265	$3,252

Subtract (Add):
Noninterest expense components:
Losses on sales of securities available for sale, net	-	(1,868)	-
Total impact of non-GAAP noninterest income adjustments	$-	$(1,868)	$-
Noninterest income on an operating basis (non-GAAP)	$3,781	$3,133	$3,252

Operating net income (non-GAAP)	$13,261	$13,116	$10,880
Average assets	5,052,461	4,890,053	4,323,839
Operating return on average assets (non-GAAP)	1.04%	1.07%	1.00%
Average shareholders’ equity	$755,508	$754,609	$392,922
Operating return on average shareholders' equity (non-GAAP)	6.98%	6.91%	10.99%

Noninterest expense on an operating basis (non-GAAP)	$25,623	$25,499	$23,875
Total revenue (net interest income plus total noninterest income on an operating basis) (non-GAAP)	46,302	44,457	38,530
Operating efficiency ratio (non-GAAP)	55.34%	57.36%	61.96%

	As of
	December 31, 2024	September 30, 2024	December 31, 2023

Total shareholders’ equity (GAAP)	$765,167	$747,449	$757,959
Subtract:
Intangible assets (core deposit intangible)	1,079	1,116	1,227
Total tangible shareholders’ equity (non-GAAP)	764,088	746,333	756,732
Total assets (GAAP)	5,157,737	5,002,394	4,533,391
Subtract:
Intangible assets (core deposit intangible)	1,079	1,116	1,227
Total tangible assets (non-GAAP)	$5,156,658	$5,001,278	$4,532,164
Tangible shareholders' equity / tangible assets (non-GAAP)	14.82%	14.92%	16.70%
Total common shares outstanding	42,705,729	42,705,729	42,705,729
Tangible book value per share (non-GAAP)	$17.89	$17.48	$17.72

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (1)

(Unaudited)

(Dollars in thousands)

	December 31, 2024	September 30, 2024	December 31, 2023
Real estate loans:
One-to-four-family residential	$2,930	$5,070	$4,100
Home equity	958	1,060	590
Commercial real estate	3,005	3,030	422
Construction and land development	10	10	10
Commercial and industrial	4,558	4,743	4,138
Consumer	2,395	2,099	1,539
Total	$13,856	$16,012	$10,799

Total non-performing loans to total loans	0.32%	0.38%	0.28%
Total non-performing assets to total assets	0.27%	0.32%	0.24%

(1) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Allowance for credit losses at beginning of the period	$37,605	$37,857	$31,889

Provision for credit losses	1,618	4,997	1,662

Charge-offs:
Consumer	843	1,305	1,519
Commercial real estate	—	4,000	—
Total charge-offs	843	5,305	1,519

Recoveries of loans previously charged off:
Commercial and industrial	202	12	12
Consumer	162	44	178
Total recoveries	364	56	190

Net charge-offs	(479)	(5,249)	(1,329)

Allowance for credit losses at end of the period	$38,744	$37,605	$32,222

Allowance to non-performing loans	279.6%	234.9%	298.4%
Allowance to total loans outstanding at the end of the period	0.89%	0.89%	0.83%
Net charge-offs (annualized) to average loans outstanding during the period	(0.04)%	(0.50)%	(0.14)%